UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2010

CELLYNX GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-27147	95-4705831
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

25910 Acero, Suite 370 Mission Viejo, California 92691
(Address of principal executive offices)

(916) 305-5290
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01                      Changes in Registrant’s Certifying Accountant.

(a) On December 21, 2010, and acting upon a decision to change accountants recommended and approved by the Board of Directors of CelLynx Group, Inc. (the “Registrant”), the Registrant dismissed Frazer Frost, LLP (“Frazer Frost”), which has audited the financial statements of the Company for the fiscal years ending September 30, 2009 and 2008.

By way of background, on January 4, 2010, the Registrant was notified that, effective January 1, 2010, certain partners of Moore Stephens Wurth Frazer and Torbet, LLP (“MSWFT”) and Frost, PLLC (“Frost”) had formed Frazer Frost, LLP (“Frazer Frost”), a new partnership. Pursuant to the terms of a combination agreement by and among MSWFT, Frazer Frost and Frost (the “Combination Agreement”), each of MSWFT and Frost contributed all of their assets and certain of their liabilities to Frazer Frost, resulting in Frazer Frost assuming MSWFT’s engagement letter with the Company and becoming the Company’s new independent accounting firm.

Since the engagement of Frazer Frost, the Registrant did not consult Frazer Frost regarding either: (i) the application of accounting principles to a specified transaction, completed or proposed, or the type of audit opinion that might be rendered on the Registrant's financial statements, or (ii) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

Frazer Frost’s report on the Registrant's financial statements for the years ended September 30, 2009 and 2008, did not contain any adverse opinion or disclaimer of opinion and was not qualified as to audit scope or accounting principles; however, such year-end report did contain a modification paragraph that expressed substantial doubt about the Registrant's ability to continue as a going concern.

From January 1, 2010, the date of engagement of Frazer Frost, through December 21, 2010, the date of the Registrant's dismissal of Frazer Frost, (i) there were no disagreements between the Registrant and Frazer Frost on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Frazer Frost, would have caused Frazer Frost to make reference to the subject matter of the disagreement in connection with its reports and (ii) there were no “reportable events,” as described in Item 304(a)(1)(iv) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

The Registrant has authorized without limitation Frazer Frost, its former accountant, to respond fully to the inquiries of the successor accountant concerning any matter falling within the scope of the successor accountant's services to be provided to the Registrant.

The Registrant is not aware of any issues that had not been resolved to the satisfaction of Frazer Frost, prior to the Registrant's dismissal of Frazer Frost on December 21, 2010.

(b) On December 21, 2010, and acting upon a decision to change accountants recommended and approved by the Registrant's Board of Directors, the Registrant engaged Gruber & Company, LLC (“Gruber & Company”), to audit the Registrant’s financial statements beginning with the fiscal year ended September 30, 2010.

During the Registrant's two most recent fiscal years, and any subsequent interim period prior to engaging the Gruber & Company, neither the Registrant nor anyone acting on its behalf consulted Gruber & Company (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Registrant's financial statements; (iii) any matter that was the subject of a disagreement between the Registrant and Frazer Frost, or (iv) any other matter.

The Registrant has requested Gruber & Company to review the disclosure required by this Item 4.01 before it is filed with the Commission and has provided Gruber & Company the opportunity to furnish the Registrant with a letter addressed to the Commission containing any new information, clarification of the Registrant's expression of its views, or the respects in which it does not agree with the statements made by the Registrant in this Current Report. The newly engaged accountant has indicated to the Registrant that no such letter will be issued.

Concurrently with its filing of this current report with the Commission, the Registrant has provided Frazer Frost with a copy of the disclosures it is making in response to this Item 4.01, together with a request that Frazer Frost furnish the Registrant with a letter addressed to the Commission stating whether it agrees with the statements made by the Registrant herein and, if not, stating the respects in which it does not agree. A copy of the letter dated December 23, 2010, furnished by Frazer Frost in response to that request is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01                    Financial Statements and Exhibits

Exhibit
Number               Description

16.1                      Letter from Frazer Frost dated December 23, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELLYNX GROUP, INC. (Registrant)

Date: December 23, 2010	By:	/s/ Norman Collins
Name: Norman Collins
Title: Chief Executive Officer